EXHIBIT 10.57
LOAN AGREEMENT
Dated as of January 24, 2017
between
MONTREIGN HOLDING COMPANY, LLC,
as Borrower,
and

KIEN HUAT REALTY III LIMITED,
as Lender

Page

ARTICLE I

DEFINITIONS
Section 1.01.Definition 1
Section 1.02.General Construction 4
ARTICLE II

GENERAL TERMS
Section 2.01.The Loan 5
Section 2.02.The Term 5
Section 2.03.Interest and Principal; Commitment Fee 5
Section 2.04.Method and Place of Payment 6
Section 2.05.Increased Costs 6
Section 2.06.Application of Payments; Offset 7
Section 2.07.Taxes. 7
ARTICLE III

INTENTIONALLY OMITTED
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.01.Organization 8
Section 4.02.Authorization 8
Section 4.03.No Conflicts 8
Section 4.04.Enforceable Obligations 8
Section 4.05.Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws 9
Section 4.06.Survival 9
ARTICLE V

AFFIRMATIVE COVENANTS
Section 5.01.Maintenance of Existence 9
Section 5.02.Compliance with Laws 9
Section 5.03.Use of Proceeds 9

i

(continued)
Page

ARTICLE VI

INTENTIONALLY OMITTED
ARTICLE VII

EVENTS OF DEFAULT
Section 7.01.Event of Default 10
Section 7.02.Remedies 11
Section 7.03.No Waiver 12
Section 7.04.Application of Payments after an Event of Default 12
ARTICLE VIII
MISCELLANEOUS
Section 8.01.Successors 13
Section 8.02.Governing Law 13
Section 8.03.Modification; Waiver in Writing 14
Section 8.04.Notices 14
Section 8.05.TRIAL BY JURY 15
Section 8.06.Headings 15
Section 8.07.No Assignment 15
Section 8.08.Expenses 15
Section 8.09.Severability 16
Section 8.10.Preferences 16
Section 8.11.Remedies of Borrower 16
Section 8.12.Offsets, Counterclaims and Defenses 16
Section 8.13.No Joint Venture 17
Section 8.14.Conflict; Construction of Documents 17
Section 8.15.Brokers and Financial Advisors 17
Section 8.16.Counterparts 17
Section 8.17.Register 17
Section 8.18.General Indemnity. 17
Section 8.19.No Third-Party Beneficiaries 18
Section 8.20.Right of Set-Off 19
Section 8.21.Exculpation of Lender 19

ii

(continued)
Page

Section 8.22.No Fiduciary Duty. 19
Section 8.23.PATRIOT Act Records 20
Section 8.24.Prior Agreements 20
Section 8.25.Delay Not a Waiver 20
Section 8.26.Determinations 21

iii

THIS LOAN AGREEMENT (this “Agreement”), made as of January 24, 2017, between MONTREIGN HOLDING COMPANY, LLC, a New York limited liability company, as borrower (“Borrower”), and KIEN HUAT REALTY III LIMITED, a corporation organized in the Isle of Man, as lender (together with its successors and assigns, “Lender”). Lender and Borrower are hereinafter referred to collectively as the “Parties” or individually as a “Party”.
RECITALS
WHEREAS, Borrower desires to obtain from Lender the Loan (as hereinafter defined), the proceeds of which will be used exclusively as a capital contribution to Montreign Operating Company, LLC (“Operator”) for purposes of cost of construction and operation of the property known as Montreign Resort Casino to be located in Sullivan County, New York; and
WHEREAS, Lender is willing to make the Loan on the terms and subject only to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Lender and Borrower agree as follows:

Article I

DEFINITIONS
SECTION 1.01.    Definitions. When used herein, the following capitalized terms shall have the following meanings:
“Affiliate” with respect to any Person means any Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this Agreement, “control” (including, with correlative meaning, the terms “controlling” and “controlled”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning specified in the preamble.
“Bankruptcy Code” has the meaning specified in Section 7.01(d).
“Borrower” has the meaning specified in the preamble.
“Business Day” means any day other than (i) a Saturday, (ii) a Sunday, (iii) a day on which federally insured depository institutions located in the State of New York are required or authorized by Law to close, or (iv) a day on which banking institutions located in Singapore or Malaysia are required or authorized by Law to close.
“Closing Date” shall mean the date hereof.
“Code” means the Internal Revenue Code of 1986, as amended, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” means the Pledged Collateral under (and as defined in) the Pledge Agreement.
“Commitment Fee” means a commitment fee equal to $320,000.00.
“Damages” to a Party means any and all liabilities, obligations, losses, demands, damages, penalties, assessments, actions, causes of action, judgments, proceedings, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and other costs of defense and/or enforcement whether or not suit is brought), fines, charges, fees, settlement costs and disbursements imposed on, incurred by or asserted against such Party, whether based on any federal, state or foreign Laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental Laws), on common law or equitable cause or on contract or otherwise.
“Default Rate” means, with respect to the Note, 5.00% per annum in excess of the Interest Rate.

“Dollars” or “$” means lawful money of the United States of America.
“Embargoed Person” has the meaning specified in Section 4.07.
“Empire” means Empire Resorts, Inc., a Delaware corporation.
“Event of Default” has the meaning specified in Section 7.01.
“Expense Amount” means for any year $9,000,000.00, less any cash available to pay corporate overhead expenses of Empire or, without duplication, any other cash distributed to Empire, in each case, from subsidiaries of Empire other than Operator and its subsidiaries.
“GAAP” means the generally accepted accounting principles in the United States of America in effect from time to time.
“Governmental Authority” means any nation or government, any state, county, regional, local or municipal government, any bureau, department, agency or other political subdivision thereof, including, without limitation, the New York State Gaming Commission, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government (including any court).
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Indebtedness” means the Principal Indebtedness, together with interest and all other obligations and liabilities of Borrower under the Loan Documents, including all transaction costs and other amounts due or to become due to Lender pursuant to this Agreement, the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder, pursuant to the Note or any other Loan Document.
“Indemnified Parties” has the meaning specified in Section 8.18.
“Interest Accrual Period” means the period commencing on and including the first day of each calendar month during the Term of the Loan and ending on and including the last day of such calendar month. Notwithstanding the foregoing, the first Interest Accrual Period shall commence on and include the Closing Date.
“Interest Payment Date” means the first Business Day of each calendar month beginning on February 1, 2017.
“Interest Rate” means 12.00% per annum.
“Law” means any federal, state, local or foreign law, including common law, and any regulation, rule, requirement, policy, judgment, order, writ, decree, ruling, award, approval, authorization, consent, license, waiver, variance, guideline or permit of, or any agreement with, any Governmental Authority.

“Lender” has the meaning specified in the preamble.
“Lending Parties” has the meaning specified in Section 8.22.
“Loan” has the meaning specified in Section 2.01.
“Loan Amount” means $32,320,000.00.
“Loan Documents” means, collectively, this Agreement, the Note, the Pledge Agreement and any and all other documents and agreements executed in connection with the Indebtedness, as each such agreement may be modified, supplemented, consolidated, extended or reinstated from time to time.
“Material Adverse Effect” means a material adverse effect on and/or material adverse development with respect to (i) the business, results of operations, properties, assets or condition (financial or otherwise) of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any material provision of any Loan Document; or (iii) the legality, validity, binding effect, or enforceability of any material provision of any Loan Document.
“Maturity Date” means 1 year from the maturity of the Senior Loan, as the same may be extended in accordance with this Agreement, or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.
“Note” means that certain promissory note, dated as of the Closing Date, made by Borrower to the order of Lender to evidence the Loan, as such note may be modified and/or replaced from time to time in accordance herewith.
“Notices” has the meaning specified in Section 8.04.
“Operator” has the meaning specified in the recitals.
“Party” or “Parties” has the meaning specified in the preamble.
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required To Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into Law on October 26, 2001)), as amended from time to time.
“Person” means an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, unincorporated organization or a government or any agency or political subdivision thereof.
“Pledge Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, executed by Empire in favor of Lender, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.

“Senior Loan” means the term loan made pursuant to the terms of the Senior Loan Agreement.
“Senior Loan Agreement” means that certain Building Term Loan Agreement, dated as of the date hereof, by and among Operator, as borrower, the lenders party thereto, as lenders, and Credit Suisse AG, Cayman Islands Branch, as administrative agent.
“Taxes” means, collectively, all taxes, levies, duties, imposts, deductions, charges, fees or withholdings, and all interest, penalties and other liabilities imposed by a Governmental Authority or taxing authority in any jurisdiction.
“U.S.” means the United States of America.
“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the U.S. or any taxing authority thereof.
SECTION 1.02.    General Construction. Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns are to be construed to cover all genders. All references to this Agreement or any agreement or instrument referred to in this Agreement shall mean such agreement or instrument as originally executed and as hereafter amended, supplemented, extended, consolidated or restated from time to time. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular subdivision; and the words “Article” and “section” refer to the entire article or section, as applicable and not to any particular subsection or other subdivision. Reference to days for performance means calendar days unless Business Days are expressly indicated. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified: (i) “including” means “including, but not limited to”. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as the same may be modified in this Agreement.
ARTICLE II

GENERAL TERMS
SECTION 2.01.    The Loan.
(a)    On the Closing Date, subject to the terms and conditions set forth herein, Lender shall make a loan to Borrower (the “Loan”) in an amount equal to the Loan Amount. The Loan shall be represented by a single Note that shall bear interest as described in this Agreement at a per annum rate equal to the Interest Rate.

The Loan is not in the nature of a revolving credit facility, and any amount borrowed and repaid may not be re-borrowed.
(b)    The Loan shall be secured by the Collateral pursuant to the Pledge Agreement.
SECTION 2.02.    The Term.
(a)    The term of the Loan (the “Term”) shall terminate and expire on the Maturity Date (as the same may be extended pursuant to subsection (b) below).
(b)    Lender shall have the right, in its sole discretion, to extend the Maturity Date for such periods as it elects, up to a period not to exceed 1 year, upon 10 days’ written notice to Borrower.
SECTION 2.03.    Interest and Principal; Commitment Fee.
(a)    On each Interest Payment Date, Borrower shall pay to Lender interest accrued on the Loan, in arrears, for the immediately preceding Interest Accrual Period at a rate per annum equal to the Interest Rate (except that interest shall be payable on the Principal Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default). Interest payable hereunder shall compound monthly and shall be computed on the basis of a 360-day year and the actual number of days elapsed.
(b)    Cash interest on the Loan shall not be required to be paid prior to the Maturity Date. Prior to the Maturity Date, interest on the Principal Indebtedness shall accrue at the Interest Rate and shall be added to the Principal Indebtedness on each Interest Payment Date, and amounts so added shall thereafter be deemed to be a part of the Principal Indebtedness for all purposes hereof, including for purposes of Section 7.02(a), and shall be due and payable in cash, together with interest through the end of the applicable Interest Accrual Period and all other amounts then due under the Loan Documents, on the Maturity Date.
(c)    On the Closing Date, as a condition precedent to the effectiveness of this Agreement, Borrower shall pay to Lender the Commitment Fee.
(d)    Partial or full prepayment of the Loan shall be permitted at any time without premium or penalty.
(e)    Prior to repayment of the Principal Indebtedness of the Loan in full, Borrower shall not make or pay any dividends or distributions to Empire, except for (i) dividends or distributions made to Empire in an amount not to exceed, in any year, the Expense Amount and (ii) any dividends, distributions or other payments expressly permitted by Section 6.05(b) of the Senior Loan Agreement. For avoidance of doubt, partial or full prepayment of the Loan shall be permitted at any time without payment of any premium, fee or penalty.
(f)    Notwithstanding anything to the contrary herein, on the last day of each “accrual period” (as determined under Section 1272(a)(5) of the Code) that occurs after the fifth anniversary of the Closing Date with respect to the Loan, Borrower shall pay in cash to Lender the aggregate amount by which (x) the sum of (i) the aggregate interest required to be accrued and added to the Principal Indebtedness under Section 2.03(b), and (ii) any other original issue discount (as determined under Section 163(i) of the Code) that has accrued on the Loan from the Closing Date through the end of such accrual period, in each case, that has not been paid in cash, exceeds (y) the product of the “issue price” (as defined for purposes of the Code) of the Loan and the “yield to maturity” (as defined for purposes of the Code) of the Loan.
SECTION 2.04.    Method and Place of Payment. Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 a.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender. Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day. Lender shall notify Borrower in writing of any changes in the account to which payments are to be made. If the amount received from Borrower pursuant to this Agreement is less than the sum of all amounts then due and payable hereunder, such amount shall be applied, at Lender’s sole discretion, toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) in such sequence as Lender shall elect in its sole discretion.
SECTION 2.05.    Increased Costs.
(a)    If Lender determines, in its sole discretion, at any time that any Law or treaty or any change therein or in the interpretation or application thereof shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or (ii) impose on Lender any other condition affecting this Agreement, and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining the Loan, or to reduce the amount of any sum received or receivable by Lender (whether principal, interest or otherwise), then Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.
(b)    If Lender determines, in its sole discretion, at any time that any Law or treaty or any change therein or in the interpretation or application thereof regarding capital requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement or the Loan made by Lender to a level below that which Lender or Lender’s holding company, if any could have achieved but for such change (taking into consideration Lender’s policies and the policies of Lender’s holding company, if any with respect to capital adequacy), then from time to time, Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company, if any, for any such reduction suffered.
(c)    A certificate of Lender setting forth the amount(s) necessary to compensate Lender or its holding company, if any, as specified in Section 2.05(b) shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay to Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of Lender to demand compensation pursuant to this Section 2.05 shall not constitute a waiver of Lender’s right to demand such compensation.
(a)    Lender hereby represents and warrants that, as of the Closing Date, to its actual knowledge, there is no Law or treaty that would require Borrower to pay to Lender any additional amounts pursuant to this Section 2.05.
SECTION 2.06.    Application of Payments; Offset. Subject to Section 7.04, all payments or prepayments of the Loan made by Borrower shall be applied to pay: first, any costs, expenses and other amounts not constituting principal or interest which are then due Lender hereunder; second, any accrued and unpaid interest then payable with respect to the Loan; and third, the Principal Indebtedness of the Loan.
SECTION 2.07.    Taxes.
(a)    Within 30 days after paying any amount from which it is required by Law to make any deduction or withholding, and within 30 days after it is required by Law to remit such deduction or withholding to any relevant taxing or other Governmental Authority, Borrower shall deliver to Lender satisfactory evidence of such deduction, withholding or payment (as the case may be). For the avoidance of doubt, Borrower shall not be required to pay to Lender any additional amounts under Section 2.05 due to any deduction or withholding for U.S. Tax resulting from any U.S. law in effect on the date hereof.
(b)    Borrower shall promptly furnish to Lender any such other information as Lender may from time to time reasonably request in connection with the transactions contemplated in this Agreement in order for Lender to comply with its U.S. Tax computational and reporting obligations.
ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Borrower represents to Lender that, as of the Closing Date:
SECTION 4.01.    Organization. Borrower is duly organized, validly existing and in good standing under the laws of the State of New York, and is in good standing in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
SECTION 4.02.    Authorization. Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.
SECTION 4.03.    No Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein (which for all purposes herein shall include conversion of the Note), nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of Borrower’s formation and governance documents, (ii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other material agreement to which Borrower is a party or by which Borrower may be bound or (iii) result in or require the creation of any Lien or other charge or encumbrance upon any asset of Borrower.
SECTION 4.04.    Enforceable Obligations. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable against Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury.
SECTION 4.05.    Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. (a) None of the funds or other assets of any of Borrower constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under federal Law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder, with the result that (i) the investment in

Borrower (whether directly or indirectly), is prohibited by Law or (ii) the Loan is in violation of Law (any such person, entity or government, an “Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower (whether directly or indirectly), with the result that (i) the investment in Borrower (whether directly or indirectly) is prohibited by Law or (ii) the Loan is in violation of Law, (c) none of the funds of Borrower have been derived from any unlawful activity with the result that (i) the investment in Borrower (whether directly or indirectly) is prohibited by Law or (ii) the Loan is in violation of Law and (d) Borrower and its subsidiaries are in material compliance with the PATRIOT Act. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan. Notwithstanding Section 4.06 to the contrary, the representations and warranties contained in this Section 4.05 shall survive in perpetuity.
SECTION 4.06.    Survival. Borrower agrees that all of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE V

AFFIRMATIVE COVENANTS
SECTION 5.01.    Maintenance of Existence. Borrower shall, at all times (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization and (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises (including all Governmental Authorizations) necessary in the normal conduct of its business.
SECTION 5.02.    Compliance with Laws. Borrower shall comply with all applicable Laws.
SECTION 5.03.    Use of Proceeds. The proceeds received by Borrower in connection with the Loan shall be used by Borrower exclusively as a capital contribution to Operator for purposes of cost of construction and operation of (i) the property known as Montreign Resort Casino, (ii) the property known as Monster Golf Course, and (iii) the property known as Entertainment Village, each to be located in Sullivan County, New York, and for no other purpose.
ARTICLE VI

[INTENTIONALLY OMITTED]

ARTICLE VII

EVENTS OF DEFAULT
SECTION 7.01.    Event of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default that has occurred shall continue unless and until waived by Lender in writing in its sole discretion) and Lender shall be entitled to the remedies set forth in Section 7.02:
(a)    Payment.
(i)    Borrower shall default in the payment when due of any principal or interest owing hereunder or under the Note (including any mandatory prepayment required hereunder); or
(ii)    Borrower shall default, and such default shall continue for at least 5 Business Days after written notice to Borrower that such amounts are owing, in the payment when due of fees, expenses or other amounts owing hereunder, under the Note or under any of the other Loan Documents (other than principal and interest owing hereunder or under the Note).
(b)    Other Loan Documents. Any Loan Document shall fail to be in full force and effect or to convey the material rights, powers and privileges purported to be created thereby; or a default shall occur under any of the other Loan Documents, in each case, beyond the expiration of any applicable cure period, which default shall have a Material Adverse Effect.
(c)    Bankruptcy, Etc.
(i)    Borrower or Operator shall commence a voluntary case concerning itself under Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);
(ii)    Borrower or Operator shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar Law of any jurisdiction whether now or hereafter in effect relating to Borrower or Operator, or shall dissolve or otherwise cease to exist;
(iii)    there is commenced against Borrower or Operator an involuntary case under the Bankruptcy Code, or any such other proceeding, which remains undismissed for a period of thirty (30) days after commencement;
(iv)    Borrower or Operator is adjudicated insolvent or bankrupt;

(v)    Borrower or Operator suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of thirty (30) days after commencement of such appointment;
(vi)    Borrower or Operator makes a general assignment for the benefit of creditors; or;
(vii)    any action is taken by Borrower or Operator for the purpose of effecting any of the foregoing.
(d)    Other Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement (other than those referred to in any other subsection of this Section 7.1) contained in this Agreement or in any of the other Loan Documents, except that in the case of a default that can be cured by the payment of money, such default shall not constitute an Event of Default unless and until it shall remain uncured for 15 days after Borrower receives written notice thereof; and in the case of a default that cannot be cured by the payment of money but is susceptible of being cured within 30 days, such default shall not constitute an Event of Default unless and until it remains uncured for 30 days after Borrower receives written notice thereof, provided that within 5 days of its receipt of such written notice, Borrower delivers written notice to Lender of its intention and ability to effect such cure within such 30 day period; and if such non-monetary default is not cured within such 30 day period despite Borrower’s diligent efforts but is susceptible of being cured within 60 days of Borrower’s receipt of Lender’s original notice, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 60 days from Borrower’s receipt of Lender’s original notice, provided that prior to the expiration of the initial 30 day period, Borrower delivers written notice to Lender of its intention and ability to effect such cure prior to the expiration of such 60 day period.
(e)    Cross Default.
(i)    An event of default in payment of principal or interest (taking into account all applicable notice requirements and cure periods) shall occur under the Senior Loan Agreement; or
(ii)    The Senior Loan shall be accelerated for any reason.
SECTION 7.02.    Remedies.
(a)    During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Note and the other Loan Documents, at Law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the

Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower (including all rights or remedies available at Law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.01(d) shall occur, then the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender. Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Law, equity or contract or as set forth in this Agreement or in the other Loan Documents.
(b)    During the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. The costs and expenses incurred by Lender in exercising rights under this Section (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness and shall be due and payable to Lender upon demand therefor.
(c)    Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.
SECTION 7.03.    No Waiver. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed by Lender to be expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.
SECTION 7.04.    Application of Payments after an Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder) and the Note in such sequence as Lender shall elect in its sole discretion; provided, that if an Event of Default specified in Section 7.01(a) shall occur, then Lender shall apply all amounts received by Lender in respect of the Loan towards the component of the Indebtedness for which Borrower’s failure to pay has resulted in the occurrence of such Event of Default.

ARTICLE VIII
MISCELLANEOUS
SECTION 8.01.    Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Lender and its successors and assigns.
SECTION 8.02.    Governing Law.
(a)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE NOTE WAS MADE BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN SHALL BE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTIONS EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING THEREUNDER AND HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST EITHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. BORROWER HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (iii) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 8.04 (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT,

ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).
(c)    ALL COMMUNICATIONS UNDER AND PURSUANT TO THIS AGREEMENT SHALL BE IN THE ENGLISH LANGUAGE.
SECTION 8.03.    Modification; Waiver in Writing. Neither this Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Lender.
SECTION 8.04.    Notices. All notices, consents, approvals, reports, designations, requests, waivers, elections and other communications (collectively, “Notices”) authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the Party to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by facsimile or electronic mail with a copy sent on the following Business Day by one of the other methods of giving notice described herein, addressed to the Party at its address listed below. A Notice shall be deemed to have been given when delivered or upon refusal to accept delivery.
If to Borrower:
Montreign Holding Company, LLC
c/o Monticello Raceway
Route 17B
P.O. Box 5013
Monticello, New York 12701
Attention: Nanette Horner
Telephone Number: (845) 794-4100, ext. 574
Facsimile Number: (845) 807-0000
with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Harris B. Freidus
Telephone Number: (212) 373-3064
Facsimile Number: (212) 492-0064

If to Lender:
Kien Huat Realty III Limited
c/o 21st Floor Wisma Genting

Jalan Sultan Ismail
Kuala Lumpur
Malaysia
Attention: Gerard Lim
Telephone Number: + 603 2333 6820
Facsimile Number: +603 2162 4951

with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Steven L. Wilner, Esq.
Telephone Number: (212) 225-2672
Facsimile Number: (212) 225-3999
Either Party may change its address for the receipt of Notices at any time by giving Notice thereof to the other Party.
SECTION 8.05.    TRIAL BY JURY. LENDER AND BORROWER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER AND BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.
SECTION 8.06.    Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
SECTION 8.07.    No Assignment. Neither Lender nor Borrower may sell, assign or transfer any interest in the Loan Documents or any portion thereof (including either Party’s respective rights, title, interests, remedies, powers and duties hereunder and thereunder).
SECTION 8.08.    Expenses. Borrower shall reimburse Lender upon receipt of written notice from Lender for (i) all documented and reasonable out-of-pocket costs and expenses incurred by Lender (or any of its Affiliates) in connection with the origination of the Loan, including reasonable legal fees and disbursements, accounting fees and any other third-party diligence materials; (ii) all documented and reasonable out-of-pocket costs and expenses incurred by Lender (or any of its Affiliates) in connection with (A) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or by Lender and (B) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, or the other Loan Documents; and (iii) all documented and reasonable out-of-pocket costs and expenses (including attorney’s fees) incurred by Lender (or any of its Affiliates) in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including any refinancing, restructuring, settlement or workout and any insolvency or bankruptcy proceedings (including any applicable transfer taxes).
SECTION 8.09.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
SECTION 8.10.    Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Note or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any portion thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy Law, state or federal Law, common Law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or portion thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
SECTION 8.11.    Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have unreasonably delayed acting in any case where by Law or under this Agreement or the other Loan Documents, any of such Persons has an obligation to act promptly, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment. Without in any way limiting the foregoing, Borrower shall not assert, and hereby waives, any claim against Lender and/or its affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for direct, special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
SECTION 8.12.    Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoffs or counterclaims. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Note, this Agreement, the other Loan Documents or the Indebtedness. Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses that are unrelated to the Loan.
SECTION 8.13.    No Joint Venture. Nothing in this Agreement is intended to create a joint venture or partnership between Borrower and Lender.
SECTION 8.14.    Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Note or any of the other Loan Documents, the provisions of this Agreement shall prevail.
SECTION 8.15.    Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 8.15 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.
SECTION 8.16.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

SECTION 8.17.    Register. Lender, as non-fiduciary agent of Borrower, shall maintain a record that identifies each owner (including successors and assignees) of an interest in the Loan, including the name and address of the owner, and each owner’s rights to principal and stated interest (the “Register”), and shall record all transfers of an interest in the Loan, including each assignment, in the Register. The entries in the Register shall be conclusive absent manifest error. The Borrower and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Failure to make any such recordation, or any error in such recordation, however, shall not affect Borrower’s obligations in respect of the Loan. Borrower and Lender acknowledge that the Note is in registered form and may not be transferred except by register.
SECTION 8.18.    General Indemnity.
(a)    Borrower, at its sole cost and expense, shall protect, indemnify, reimburse, defend and hold harmless Lender and its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents, affiliates, successors, participants and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”) for, from and against, and shall be responsible for, any and all Damages of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of (i) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants or employees; (ii) any failure on the part of Borrower to perform or comply with any of the terms of the Loan Documents; and (iii) any failure of Borrower to comply with any Laws; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder to the extent that such Damages have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The indemnity and other obligations of the Borrower under this Section 8.18 shall not apply with respect to Taxes, other than any Taxes that represent Damages arising from any non-Tax claims.
(b)    If for any reason (including violation of Law or public policy) the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 8.18 are unenforceable in whole or in part or are otherwise unavailable to Lender or insufficient to hold it harmless, then Borrower shall contribute to the amount paid or payable by Lender as a result of any Damages the maximum amount Borrower is permitted to pay under Law. The obligations of Borrower under this Section 8.18 will be in addition to any liability that Borrower may otherwise have hereunder and under the other Loan Documents, will extend upon the same terms and conditions to any Affiliate of Lender and the partners, members, directors, agents, employees and controlling persons (if any), as the case may be, of Lender and any such Affiliate, and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Borrower, Lender, any such Affiliate and any such Person.
(c)    At the option of the Indemnified Parties and in their sole discretion, upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by such Indemnified Party. Notwithstanding the foregoing, any Indemnified Party may engage its own attorneys and other professionals to defend or assist it (chosen at Lender’s sole discretion), and, at the option of such Indemnified Party, its attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
(d)    Any amounts payable to Lender by reason of the application of this Section 8.18 shall become immediately due and payable and shall bear interest at the Default Rate from the date Damages are sustained by the Indemnified Parties until paid.
(e)    The provisions of and undertakings and indemnification set forth in this Section 8.18 shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.
SECTION 8.19.    No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Indemnified Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
SECTION 8.20.    Right of Set-Off. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or Affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Note, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.

SECTION 8.21.    Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other Person to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any other Person of any due diligence conducted by Lender. Any such due diligence, selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any other Person for the existence, sufficiency, accuracy, completeness or legality thereof. The Indemnified Parties shall not be responsible or liable for any Damages of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of Lender’s interest in the Loan.
SECTION 8.22.    No Fiduciary Duty.
(a)    Borrower acknowledges that, in connection with this Agreement, the other Loan Documents and the Transaction, Lender has relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by Lender for such purposes, and Lender does not assume any liability therefor or responsibility for the accuracy, completeness or independent verification thereof. Lender, its Affiliates and their respective stockholders and employees (for purposes of this Section, the “Lending Parties”) have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Borrower or any other Person or any of their respective Affiliates or to advise or opine on any related solvency or viability issues.
(b)    It is understood and agreed that (i) the Lending Parties shall act under this Agreement and the other Loan Documents as an independent contractor, (ii) the Transaction is an arm’s-length commercial transactions between the Lending Parties, on the one hand, and Borrower, on the other, (iii) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower or their respective Affiliates, stockholders, employees or creditors or any other Person and (iv) nothing in this Agreement, the other Loan Documents, the Transaction or otherwise shall be deemed to create (i) a fiduciary duty (or other implied duty) on the party of any Lending Party to Borrower, any of their respective Affiliates, stockholders, employees or creditors, or any other Person or (ii) a fiduciary or agency relationship between Borrower or any of their respective Affiliates, stockholders, employees or creditors, on the one hand, and the Lending Parties, on the other. Borrower agrees that neither it nor any of its respective Affiliates shall make, and hereby waives, any claim against the Lending Parties based on an assertion that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower or its respective Affiliates, stockholders, employees or creditors. Nothing in this Agreement or the other Loan Documents is intended to confer upon any other Person (including Affiliates, stockholders, employees or creditors of Borrower) any rights or remedies by reason of any fiduciary or similar duty.
(c)    Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to this Agreement, the other Loan Documents, the Transaction and the process leading thereto.
SECTION 8.23.    PATRIOT Act Records. Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the PATRIOT Act.
SECTION 8.24.    Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
SECTION 8.25.    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
SECTION 8.26.    Determinations. Each determination or calculation by Lender hereunder shall, in the absence of manifest error, be conclusive and binding on the Parties.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER: By: KIEN HUAT REALTY III LIMITED, a corporation organized in the Isle of Man By: /s/ Gerard Lim Ewe Keng Name: Gerard Lim Ewe Keng Title: Authorized Signatory
BORROWER: By: MONTREIGN HOLDING COMPANY, LLC, a New York limited liability company By: /s/ Joseph D’Amato Name: Joseph D’Amato Title: Authorized Signatory

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